EXHIBIT 4 (a)(1)



FIRST SUPPLEMENTAL INDENTURE, dated as of January 1, 1998, between General Motors Acceptance Corporation, a corporation duly organized and existing under the laws of the State of New York (hereafter called the "Company"), General Motors Acceptance Corporation, a corporation duly organized and existing under the laws of the State of Delaware, and Citibank, N.A., a corporation duly organized and existing under the laws of the State of New York, as Trustee (hereafter called the "Trustee," which term shall include any successor trustee appointed pursuant to Article Seven of the Indenture hereafter referred to).

                             W I T N E S S E T H:

WHEREAS, the Company and the Trustee have heretofore executed and delivered the Indenture, dated as of December 1, 1993, between the Company and the Trustee, providing for the issuance from time to time of one or more series of securities evidencing unsecured indebtedness of the Company (hereinafter called the "Securities"). Terms used in this First Supplemental Indenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture;

WHEREAS,  this First  Supplemental  Indenture amends the Indenture,  pursuant to
Section 10.01 thereof in order to permit the succession of another corporation to the Company and the assumption by such successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Eleven of the Indenture;

WHEREAS, the Company has entered into an Agreement and Plan of Merger with GMAC Financial Services Corporation, a Delaware corporation, dated January 1, 1998, with GMAC Financial Services Corporation being the surviving entity of such merger (the "Merger"); and

WHEREAS, upon consummation of such Merger, the name of GMAC Financial Services Corporation was changed to General Motors Acceptance Corporation, a Delaware corporation ("New GMAC"); such name change together with the Merger (the "Transaction");

WHEREAS, New GMAC is not in default in the performance of any covenant or condition contained in the Indenture immediately after the Merger;

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Securities by the holders thereof, the Company and New GMAC covenant and agree, for the equal and proportionate benefit of the respective holders from time to time hereafter of the Securities, as follows:

                                   ARTICLE ONE

New GMAC hereby expressly assumes the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company.

All references in the Indenture to "Company" shall mean New GMAC until a successor corporation shall have become such pursuant to the applicable provisions of the Indenture and New GMAC hereby assumes all of the covenants, agreements and obligations of the Company pursuant to Article Eleven of the Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all of the day and year first above written.


[SEAL]                              GENERAL  MOTORS ACCEPTANCE
                                    CORPORATION, a New York corporation

ATTEST:

__________________________          By:_______________________________
         Secretary                  Title:



[SEAL]                              GENERAL  MOTORS ACCEPTANCE
                                    CORPORATION, a Delaware corporation

ATTEST:

__________________________          By:_______________________________
         Secretary                  Title:

[SEAL]                              CITIBANK, N.A., TRUSTEE

ATTEST:

__________________________          By:_______________________________
    Assistant Secretary             Title:



STATE OF MICHIGAN  )
                    ) ss.
COUNTY OF WAYNE    )

      On the first day of January, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is a Vice President of GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                    ---------------------------
                                           Notary Public


STATE OF MICHIGAN  )
                    ) ss.
COUNTY OF WAYNE    )

      On the first day of January, 1998, before me personally came , to me known, who, being by me duly sworn, did depose and say that he is a Vice President of GENERAL MOTORS ACCEPTANCE CORPORATION, a New York corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                    ---------------------------
                                           Notary Public

STATE OF NEW YORK  )
                    ) ss.
COUNTY OF NEW YORK )

      On the first day of  January,  1998,  before  me  personally  came       ,
to me known, who, being by me duly sworn, did depose and say that he is a Vice President of CITIBANK, N.A., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the By-Laws of said corporation, and that he signed his name thereto by like authority.

[NOTARIAL SEAL]


                                    ---------------------------
                                           Notary Public